EXHIBIT 10.10
                     AMENDED EMPLOYMENT AND WAIVER AGREEMENT
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This Amended Employment and Waiver Agreement (the "Agreement") is entered into this 20th day of December, 2004 by and among Greater Community Bancorp, a New Jersey business corporation having its principal place of business at 55 Union Boulevard, Totowa, NJ 07512 ("GCB"), and George E. Irwin, residing at 76 Schindler Way, Fairfield, NJ 07004 ("Irwin").

                                    RECITALS
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WHEREAS, on August 1, 2003, Irwin entered into an Amended Employment Agreement with GCB; and

WHEREAS, said Amended Employment Agreement contains certain non-competition and non-solicitation covenants; and

WHEREAS, there is currently being organized a proposed new State chartered commercial bank to be located in Vernon, NJ, to be known as Highlands State Bank ("Highlands Bank"); and

WHEREAS, the organizers of Highlands Bank are desirous of employing Irwin as an officer and electing him to the Board of Directors; and

WHEREAS, said employment would be contrary to certain of the non-competition provisions of Irwin's Amended Employment Agreement; and

WHEREAS, as an accommodation to Irwin and Highlands Bank, GCB is willing to waive certain of Irwin's non-competition covenants and amend certain other provisions of Irwin's Amended Employment Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth and for other good and valuable consideration by the parties, it is agreed as follows:

          1. The parties agree that, in the absence of this Agreement, the acceptance by Irwin of the position being offered by Highlands Bank would be a violation of the Amended Employment Agreement.

          2. GCB hereby agrees to and does hereby waive those provisions of the Amended Employment Agreement that would preclude Irwin from accepting the contemplated employment with Highlands Bank.

          3. The parties agree that GCB's responsibility to provide medical insurance to Irwin shall cease on the earlier of the effective date of full medical insurance covered provided by Highlands Bank, or ninety (90) days after the date upon which Highlands Bank commences business.

          4. Upon the effective date of the medical insurance coverage provided for pursuant to Paragraph 3 above or upon the ninety first (91st) day after Highlands Bank commences business, Irwin's compensation provided under the Amended Employment Agreement shall be reduced to Six Thousand Dollars ($6,000) per annum.

          5. All other provisions of the Amended Employment Agreement shall continue in full force and effect, subject to this Agreement, and until otherwise terminated.

          6. Irwin agrees to be responsible for all legal fees relating to the preparation of this agreement.

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          7.   IN WITNESS WHEREOF, the parties hereto have executed this
               Agreement as of the day and year first above written.







Attest:                        Greater Community Bancorp
/s/ Jeannette Chardavoyne      By:     /s/ Anthony M. Bruno, Jr.
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                                       Anthony Bruno, Jr. Chairman of the Board
Witness:
/s/ Jeannette Chardavoyne              /s/ George E. Irwin
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                                       George E. Irwin, Individually